Exhibit 99.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is dated for reference purposes only as of September 21, 2005 by and between AHPC Holdings, Inc., a Maryland corporation and American Health Products Corporation, a Texas corporation (collectively, "Borrower") with its principal office located at 80 Internationale Blvd., Unit A, Glendale Heights, Illinois 60139, as debtor, and each of the parties appearing on Schedule A to this Agreement (collectively the "Lender"), as Lenders. Each Lender hereby names and appoints William Thimes, an individual affiliated with the Placement Agent in the Offering (as such terms are defined in the Borrower's Confidential Subscription Document dated September 7, 2005) as its collateral agent for each Lender ("Collateral Agent") for the purpose of filing all financing statements, mortgages, collateral assignments, claims and otherwise enforcing all rights and remedies of the Lenders under any of the Loan Documents as a collective group. The Collateral Agent shall also have the power and authority to sign, on behalf of the Lenders, a subordination agreement (the "Subordination Agreement") between the Lender, the Borrower and Greenfield Commercial Credit LLC ("Greenfield"). Greenfield, as of the date of this Agreement, has a first priority lien on certain assets of Borrower and the Subordination Agreement details the rights, responsibilities and remedies of the Lender, Borrower and Greenfield. The Collateral Agent shall be entitled to resign his position and appoint a successor acceptable to Borrower and Lender upon delivery of written notice to Borrower and Lender in accordance with Section 16.12 of this Agreement.

RECITALS:

A. Borrower has requested that Lender make a loan and certain other financial accommodations to Borrower in the aggregate principal amount of $1,200,000.00 (the "Loan") as evidenced by those certain Promissory Notes of even date herewith executed by Borrower in favor of Lender (the "Notes").

B. In order to secure the obligations of Borrower under the Notes, Lender has required that Borrower grant to Lender a lien on and security interest in all of Borrower's assets and Borrower has agreed to grant such lien and security interest pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. DEFINITIONS.

1.1. Defined Terms. In addition to terms defined elsewhere in this Agreement, the following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference:

        (a) "Account Debtor": as such term is defined in the UCC, including without limitation any Person who is and/or may become obligated to Borrower under or on account of any Account, including without limitation any Person obligated to pay Borrower under any negotiable instrument or chattel paper or general intangible.

        (b) "Charges": all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Collateral, Secured Obligations, Borrower's business, Borrower's ownership and/or use of any of its assets, Borrower's income and/or gross receipts and/or Borrower's ownership and/or use of any of its material assets.

        (c) "Contracts": means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by chattel paper, documents or instruments), whether in written or electronic form, in or under which Borrower now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an account, any agreement relating to the terms of payment or the terms of performance thereof.

        (d) "Copyrights": means all of the following now owned or hereafter acquired or created by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest, in whole or in part: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of any jurisdiction thereof or any other country; (ii) registrations, applications, recordings and proceedings in the United States Copyright Office (the "Copyright Office") or in any similar office or agency of any other jurisdiction thereof or any other country; (iii) any renewals thereof; (iv) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (v) rights to sue for past, present and future infringements of any copyright; (vi) any and all manuscripts, documents, writings, tapes, disks, storage media, computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Copyrights; and (viii) any other rights corresponding to any of the foregoing rights throughout the world.

        (e) "Costs": the definition ascribed to this term in Section 15.1.

        (f) "Default Rate": the definition ascribed to such term in the Notes.

        (g) "Employee Benefit Plan": shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained, sponsored, participated in or contributed to by Borrower or any ERISA Affiliate.

        (h) "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

        (i) "ERISA Affiliate": shall mean any corporation, partnership, proprietorship, service group trade or business that is, along with Borrower, a member of a controlled group of trades or businesses, or a member of any group of organizations, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.

        (j) "Event of Default": the definition ascribed to this term in Section 9.1.

        (k) "GAAP": means generally accepted accounting principles applied in the preparation of the financial statements of Borrower with such changes thereto as (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and (ii) shall be concurred in by the independent certified public accountants of recognized standing acceptable to Lender reviewing such financial statements of Borrower.

        (l) "General Intangibles": all "general intangibles", as such term is defined in the UCC, and shall be deemed to include, but not be limited to, all Intellectual Property, Intellectual Property Licenses, contract rights, franchise rights, beneficial interests, rights to tax refunds, claims (including commercial tort claims), warranties, guarantees, claims against any supplier of any Inventory (including claims arising out of purchases of defective goods or overpayments to or undershipments by suppliers), any claims which a Person may have against any vendor or lessor of Equipment or Inventory; all rights under all leases, licenses, occupancy agreements, concessions or other agreements entered into by a party as tenant or lessee or licensee or concessionaire thereunder, whether written or oral, whether now existing or entered into at any time hereafter, whereby a party is granted the right, either exclusively or in common with others, to use, possess, or occupy real estate; all options, rights of first refusal, grants, contracts, agreements, or rights to purchase, lease, license, or otherwise acquire any interest in real property; and all other general intangibles of any kind or nature whatsoever.

        (m) "Indebtedness": with respect to any Person, at a particular time: (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, borrower or otherwise or any commitment by which such Person assures a creditor against loss; (ii) obligations under synthetic leases and leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, Borrower or otherwise, or in respect of which obligations such Person assures a creditor against loss; (iii) all obligations and liabilities with respect to unfunded vested benefits under any "employee benefit plan" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "multiemployer plan," as such terms are defined under the Employee Retirement Income Security Act of 1974; and (iv) any and all accounts payable, accruals and other items characterized as Indebtedness in accordance with GAAP.

        (n) "Intellectual Property": means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, art work, good will, model, drawing, material or record.

        (o) "Interest Rate": the definition ascribed to such term in the Notes.

        (p) "Investment Property": all "investment property", as such term is defined in the UCC, including, without limitation, securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and commodity contracts (as each such term is defined in the UCC).

        (q) "Intellectual Property License": means any License of Intellectual Property, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Borrower or in which Borrower now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

        (r) "Loan Documents": this Agreement, the Notes and all other agreements, instruments and documents evidencing, creating, guaranteeing, or securing the Secured Obligations, including, without limitation, bond agreements, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, applications and agreements for letters of credit, letters of credit, control agreements, advances of credit, bankers acceptances, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Lender, or issued by Lender upon the application and/or other request of, and on behalf of, Borrower.

        (s) "Material Adverse Event": any event(s) which individually or in the aggregate is reasonably likely to have a material adverse effect on: (i) either one or more of Borrower's ability to perform its respective obligations under this Agreement or any other Loan Document to which it is a party; (ii) the value of the Collateral by an amount greater than $50,000; (iii) the legality, validity or enforceability of the security interest in the Collateral; or (iv) the financial condition or business operations or assets of Borrower.

        (t) "Multiemployer Plan": shall mean any plan described in Section 3(37) or 4001(a)(3) of ERISA to which contributions are or have been made by Borrower or any ERISA Affiliate.

        (u) "Organizational Documents": as applicable, a Person's articles of incorporation, by-laws, certificate of existence, operating agreement, shareholders' agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, or similar documents or agreements governing its management and the rights, duties and privileges of its equity owners.

        (v) "Patents": means all of the following in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any other jurisdiction; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

        (w) "PBGC": shall mean the Pension Benefit Guaranty Corporation or any governmental body succeeding to its functions.

        (x) "Permitted Liens": (i) the liens created in favor of Lender, whether pursuant to this Agreement, any other Loan Document or otherwise and (ii) liens on equipment securing purchase money indebtedness to finance the acquisition or capitalized lease of such equipment.

        (y) "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

        (z) "Records": all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the Collateral.

        (aa) "Secured Obligations": (i) the principal of the Indebtedness evidenced by the Notes and/or this Agreement; (ii) all other Indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing to Lender under or with respect to the Notes, this Agreement, or any of the other Loan Documents; (iii) all of the covenants, obligations and agreements of Borrower in, under or pursuant to the Notes, this Agreement, and/or any of the other Loan Documents; (iv) all Costs (including without limitation, all advances, costs or expenses paid or incurred by Lender to protect any or all of the Collateral, perform any obligation of Borrower hereunder or under any other Loan Document, or to collect any amount owing to Lender); and (v) interest on all of the foregoing in accordance with the provisions of this Agreement or any other Loan Document.

        (bb) "Trademarks": means any of the following in which Borrower now holds or hereafter acquires any interest: (a) any trademarks, tradenames, trade dress, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"), but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a security interest therein or the grant of a mortgage would void or invalidate such trademark, service mark or other mark; (b) any renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

        (cc) "UCC": means the Uniform Commercial Code as the same may from time to time be in effect in the State of Maryland (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect); provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        (dd) "Unmatured Default": any event which with the passage of time, the giving of notice or both would be an Event of Default.

1.2. UCC. Except as specifically defined in this Agreement, all words, terms and/or phrases used herein shall be defined by the applicable definition ascribed thereto in the Uniform Commercial Code of the State of Illinois, which definition is incorporated herein by reference as if fully set forth herein, including but not limited to: "account" (including health-care-insurance receivables), "as extracted collateral" "chattel paper" (including tangible and electronic chattel paper), "commercial tort claims", "commodity account", "consumer goods", "deposit account", "documents", "equipment" (including all accessions and additions thereto), "farm products"; "farming operations", "fixtures", "goods", "instrument", "inventory" (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), "letter-of-credit right" (whether or not the letter of credit is evidenced by a writing), "payment intangibles", "proceeds", "promissory notes", "securities account", "supporting obligations," and "timber to be cut". If a term is defined in Article 9 of the Uniform Commercial Code of the State of Illinois differently than in another Article of the Uniform Commercial Code of the State of Illinois, the term shall have the meaning ascribed to such term in Article 9 of the Uniform Commercial Code of the State of Illinois.

1.3. Incorporation of Notes. The Notes, including but not limited to the definitions set forth therein, is incorporated herein by reference, as if fully set forth herein.

2. SECURITY INTEREST.

2.1. Grant of Security Interest. To secure the prompt payment to Lender of the Secured Obligations (whether now existing or hereafter arising) and the prompt, full and faithful performance of the Secured Obligations, Borrower hereby grants to Lender a security interest in and to, and hereby mortgages, conveys, transfers, assigns and pledges to Lender, all of Borrower's personal property, fixture property, assets and rights of every kind and nature, wherever located, whether now existing or hereafter arising or acquired, all products and proceeds of the foregoing (whether such proceeds are in the form of cash, cash equivalents, proceeds of insurance policies, condemnation proceeds, accounts, general intangibles, inventory, equipment, records or otherwise), except any of the following that shall be pledged, secured or otherwise encumbered by the Borrower's Proposed Credit Facility and in all instances Borrower grants to Lender a secondary interest in all assets to be pledged, secured or otherwise encumbered by the Borrower's Proposed Credit Facility:

        (a) All accounts of Borrower;

        (b) All chattel paper of Borrower;

        (c) All goods, including consumer goods, farm products and farming operations;

        (d) All commercial tort claims of Borrower;

        (e) All Contracts of Borrower;

        (f) All deposit accounts of Borrower;

        (g) All documents of Borrower;

        (h) All equipment of Borrower;

        (i) All fixtures of Borrower;

        (j) All General Intangibles of Borrower, including, without limitation, all Intellectual Property, payment intangibles, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

        (k) All instruments of Borrower, including, without limitation, promissory notes;

        (l) All inventory of Borrower;

        (m) All investment property of Borrower;

        (n) All letter-of-credit rights of Borrower;

        (o) All supporting obligations of Borrower;

        (p) All as-extracted collateral and timber to be cut of Borrower;

        (q) All property or assets of Borrower held by or in the possession of Lender, or any other party for whom Lender is acting as agent hereunder (if applicable), including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Lender for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Borrower, or as to which Borrower may have any right or power;

       (r) All other goods and personal property of Borrower, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Borrower; and

        (s) To the extent not otherwise included, all cash and non-cash proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

All of the foregoing is referred to herein individually and collectively as the "Collateral." It is the intent of the parties that the Collateral shall include all property of Borrower, personal, fixtures or intangibles, whether now existing or hereafter acquired or arising, whether specifically enumerated herein or not, and that the broadest possible interpretation should be given to the term Collateral. Borrower shall make appropriate entries upon its financial statements and records disclosing Lender's security interest in and assignment and pledge of the Collateral.

2.2. Limitations. Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include: (a) "intent-to-use" trademark applications at all times prior to the first use of the applicable trademark, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, or (b) any Contract, instrument, chattel paper or letter of credit in which Borrower has any right, title or interest if and to the extent such Contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another Person party to such Contract, instrument or chattel paper to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such Contract, instrument or chattel paper or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-407(a), 9-408(a) or 9-409(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Federal Bankruptcy Code as enacted from time to time) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Contract, instrument or chattel paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Lender's unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such Contract, instrument or chattel paper and in any such monies and other proceeds of such Contract, instrument or chattel paper. Lender acknowledges that the attachment of its security interest in any additional commercial tort claim as original collateral is subject to Borrower's compliance with Section 2.9.

2.3. Authorization to File Financing Statements. Borrower hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that: (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the UCC, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon Lender's request. Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

2.4. Deposit Accounts. For each deposit account that Borrower at any time opens or maintains, Borrower shall give Lender immediate notice thereof and Borrower shall take or cause to be taken all actions necessary or desirable to perfect the security interest granted hereunder by control, in accordance with the UCC. For greater certainty, and not in limitation of the foregoing, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, Borrower shall either (a) cause the depositary bank to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Borrower, or (b) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with Borrower being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with Borrower that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from Borrower, unless an Event of Default has occurred and is continuing, or would occur, if effect were given to any withdrawal not otherwise permitted by the Loan Documents. The provisions of this Section shall not apply to (i) any deposit account for which Borrower, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among Borrower, the depositary bank and Lender for the specific purpose set forth therein, (ii) a deposit account for which the Collateral Agent is the depositary bank and is in automatic control, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

2.5. Investment Property. As of the date of this Agreement, Borrower is not the holder (beneficially or otherwise) of any certificated securities or any uncertificated securities. If Borrower shall at any time hold or acquire any certificated or uncertificated securities, Borrower shall give the Collateral Agent immediate notice thereof and Borrower shall take or cause to be taken all actions necessary or desirable to perfect the security interest granted hereunder by control, in accordance with the UCC. With respect to any certificated security, Borrower shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to Lender, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of Borrower or such nominee, or (b) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Borrower are held by Borrower or its nominee through a securities intermediary or commodity intermediary, Borrower shall immediately notify Lender thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (1) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of Borrower or such nominee, or (2) in the case of financial assets or other investment property held through a securities intermediary, arrange for Lender to become the entitlement holder with respect to such investment property, with Borrower being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. Lender agrees with Borrower that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or investment rights by Borrower, unless an Event of Default has occurred and is continuing, or, giving effect to any such investment or withdrawal rights would result in an Event of Default or Unmatured Default. The provisions of this Section shall not apply to any financial assets credited to a securities account for which Lender is the securities intermediary.

2.6. Collateral in the Possession of a Bailee. Borrower herby represents and warrants that as of the date hereof, no Collateral is in the possession of a bailee other than in the locations listed on Schedule 7.1(g). If any Collateral is at any time in the possession of another bailee, Borrower shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender, and that such bailee agrees to comply, without further consent of Borrower, with instructions from the Collateral Agent as to such Collateral. Lender agrees with Borrower that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the bailee.

2.7. Electronic Chattel Paper and Transferable Records. Borrower hereby represents and warrants to Lender that as of the date hereof, Borrower has no interest in any electronic chattel paper or any "transferable record" as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction. If Borrower at any time holds or acquires an interest in electronic chattel paper or any "transferable record", Borrower shall promptly notify Lender thereof and, at the request and option of the Collateral Agent, shall take such action as Lender may reasonably request to vest in Lender control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with Borrower that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in Lender's loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to such electronic chattel paper or transferable record.

2.8. Letter-of-Credit Rights. Borrower hereby represents and warrants that as of the date hereof, Borrower is not the beneficiary under any letter of credit. If Borrower is at any time a beneficiary under a letter of credit, Borrower shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to Lender, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of the letter to credit are to be applied to the Secured Obligations in accordance with the provisions of the Notes.

2.9. Commercial Tort Claims. Borrower hereby represents and warrants that as of the date hereof, Borrower has no right or interest in any commercial tort claim. If Borrower shall at any time hold or acquire any right or interest in any commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the particulars thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

2.10. Other Actions as to Any and All Collateral. Borrower shall perform all the acts requested by the Collateral Agent which are reasonably necessary to maintain a valid perfected first priority security interest in the Collateral. Without limiting the foregoing, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem necessary or desirable to obtain the full benefits of this Agreement, including, without limitation: (a) executing, delivering and causing to be filed any financing or continuation statements (including "in lieu" continuation statements) under the UCC with respect to the security interests granted hereby and such supplemental instruments, documents, agreements and chattel paper, in the form of assignments or otherwise, as the Collateral Agent shall require for the purpose of confirming and perfecting, and continuing the perfection of, Lender's security interest in any or all of the Collateral, or as is necessary to provide Lender with control over the Collateral or any portion thereof, Borrower also hereby authorizing the Collateral Agent to file any such financing or continuation statement (including "in lieu" continuation statements) without the signature of Borrower; (b) filing or cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office or United States Copyright Office; (c) placing the interest of Lender as lienholder on the certificate of title (or similar evidence of ownership) of any Collateral owned by Borrower which is covered by a certificate of title (or similar evidence of ownership); (d) executing and delivering and using commercially reasonable efforts to cause the applicable depositary institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to any deposit account, securities account or commodity account or letter-of-credit right in or to which Borrower has any right or interest; (e) using commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located; (f) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender's security interest in such Collateral; and (g) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Lender, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral.

3. OTHER PROVISIONS.

3.1. Copyright. Currently Borrower has no copyrights.

3.2. Instruments. Borrower shall not create any chattel paper or other instrument without placing a legend thereon in form and substance reasonably satisfactory to Lender indicating that Lender has a lien on and security interest in such Instrument.

4. INVENTORY.

4.1. Sale of Inventory by Borrower in the Ordinary Course of Business. Until the occurrence of any Event of Default and thereafter until notified by Lender, Borrower may sell inventory in the ordinary course of its business.

4.2 Consignment. Inventory is not now and shall not be at any time or times hereafter be consigned to third parties, without Lender's prior written consent and, in any such event, such Borrower will, upon the demand of Lender, cause such consignment to be properly perfected to ensure the priority of Lender's security interest in such inventory and will cause the consignee to issue and deliver, in form and substance reasonably satisfactory to Lender, a written agreement recognizing Lender's prior rights in the inventory and acknowledging that such consignee is holding such inventory for the benefit of Lender.

4.3 Safekeeping of Inventory. Borrower shall be liable and responsible for: (a) the safekeeping of inventory; (b) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; and/or (d) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person whomsoever.

5. EQUIPMENT.

5.1 Maintenance of Equipment. Borrower shall keep and maintain the equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any equipment to become a fixture to real estate or an accession to other personal property.

5.2 Sale of Equipment. Borrower shall not sell, transfer, lease, grant a security interest in or otherwise dispose of or encumber (other than pursuant to a Permitted Lien) the equipment or any part thereof to any Person other than Lender, without Lender's prior written consent, which consent may be withheld in the sole discretion of Lender.

6. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

6.1. Representations, Warranties and Covenants. Except as disclosed in writing to Lender concurrently herewith, Borrower warrants and represents to and covenants with Lender as follows:

        (a) Organization of Borrower. Borrower is and at all times hereafter shall be a corporation duly organized and existing and in good standing under the laws of the state of Maryland and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed; the chief executive office of Borrower is located in the state of Illinois and the exact legal name of Borrower is "AHPC Holdings, Inc."; Borrower's organizational identification issued by the state of its organization is Maryland and Borrower's taxpayer identification number is 73-1326131.

        (b) Due Authorization. Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party; the execution, delivery and/or performance by Borrower of this Agreement and the other Loan Documents to which it is a party shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Organizational Documents, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may become bound, or result in or require the creation of any lien, security interest, charge or other encumbrance upon or with respect to any now owned or hereafter arising or acquired properties of Borrower, other than Permitted Liens.

        (c) Binding Agreements. This Agreement and the other Loan Documents to which Borrower is a party are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with the their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

        (d) Title. Borrower is the owner of all personal property used or useful in the conduct of its business and has and at all times hereafter shall have rights in or the power to transfer the Collateral, and good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except the Permitted Liens.

        (e) Collateral. (i) None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the UCC; (ii) none of the Account Debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral; and (iii) Borrower has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

        (f) Intellectual Property. All Intellectual Property is owned by Borrower, or Borrower possesses valid Intellectual Property Licenses to use the Intellectual Property. Attached hereto as Schedule 6.1(f) is a true, accurate and complete schedule of all Intellectual Property owned, leased or licensed by Borrower. All registrations for such Intellectual Property have been validly issued under applicable law and are in full force and effect and applicable maintenance fees, affidavits and other filings or payments with respect thereto are current and shall remain current throughout the duration of this Agreement; no claim has been made in writing that any of the Intellectual Property is invalid or unenforceable or that the use thereof violates or infringes the rights of any other Person; to Borrower's knowledge there is no such violation or infringement in existence; and to Borrower's knowledge no other Person is presently infringing upon the rights of Borrower with regard to any of such Intellectual Property.

        (g) Breach of Agreements. Lender's exercise of any of the rights or remedies described in this Agreement or in any of the other Loan Documents shall not constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any Intellectual Property now or at any time or times hereafter protected as such by any applicable law.

6.2. Survival of Warranties and Representations. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement shall be true on the date hereof, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

7. ADDITIONAL COVENANTS AND CONTINUING AGREEMENTS.

7.1. Affirmative Covenants. Borrower warrants and represents to and covenants with Lender that Borrower shall, unless Lender otherwise consents thereto in writing, do all of the following during the term hereof:

        (a) Pay Debts. Borrower shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent, provided that Borrower shall not be required to pay any Indebtedness which is unsecured while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower shall have set aside on its books reserves in accordance with GAAP with respect thereto and title to any property of Borrower and the priority of Lender's lien are not jeopardized.

        (b) Payment of Charges. Borrower shall pay promptly when due all of the Charges, provided that notwithstanding the foregoing, Borrower may permit or suffer the Charges to attach to Borrower's assets and may dispute, without prior payment thereof, on the conditions that: (i) Borrower, in good faith, shall be contesting the same in an appropriate proceeding; (ii) enforcement thereof against any assets of Borrower shall be stayed; and (iii) appropriate reserves therefor shall have been established on the records of Borrower in accordance with GAAP. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges required herein, Borrower shall so advise Lender thereof in writing; Lender may, without waiving or releasing any Secured Obligation or any Event of Default hereunder, in its reasonable discretion, at any time or times thereafter, make such payment, or any part thereof, and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Borrower to Lender on demand and any amount not paid on demand shall bear interest at the Default Rate.

        (c) Corporate Existence. Borrower shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation or organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of its business or operations.

        (d) Compliance with Laws. Borrower shall comply in all material respects with all laws, rules, regulations and governmental orders (Federal, state and local) having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply could result in a Material Adverse Event.

        (e) Intellectual Property. Subject to the provisions of Sections 3.1 and 3.2, if Borrower shall at any time (i) obtain rights to any new patentable inventions, any registered Copyrights, Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights, Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and Borrower shall give to Lender prompt written notice thereof. Borrower shall have the duty (i) to prosecute diligently any Patent or Trademark applications pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on Trademarks and Copyrights, as appropriate, (iii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of Borrower; and (iv) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of Borrower. Borrower shall not abandon any right to file a Patent, Trademark or Copyright application, abandon any pending Patent, Trademark or Copyright application or abandon any other Copyright, Patent or Trademark without the written consent of Lender, which consent shall not be unreasonably withheld.

        (f) Liability of Borrower under Contracts and Licenses. Notwithstanding anything contained in this Agreement to the contrary, Borrower expressly agrees that it shall remain liable under each of its Contracts and each of its Intellectual Property Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Intellectual Property License. Lender shall not have any obligation or liability under any Contract or Intellectual Property License by reason of or arising out of this Agreement or the granting to the secured parties or Lender of a lien therein or the receipt by any secured party or the Lender of any payment relating to any Contract or Intellectual Property License pursuant hereto, nor shall any secured party or Lender be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any Contract or Intellectual Property License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or Intellectual Property License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        (g) Covenants Concerning Collateral, etc. Borrower further covenants with Lender as follows: (a) the Collateral, to the extent not delivered to Lender pursuant to the terms hereof, will be kept at those locations listed on Schedule 7.1(g) and Borrower will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to Lender; (b) except for the Permitted Liens, Borrower shall be the owner of (or have other rights in) the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and Borrower shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Lender; (c) Borrower shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than Lender, except for Permitted Liens; (d) Borrower will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon; (e) Borrower will permit the Collateral Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located; (f) Borrower will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances; and (g) Borrower will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices.

        (h) Warehouse and Bailee Agreements. Borrower shall, immediately upon the execution thereof, deliver to Lender copies of all agreements between Borrower and any warehouse or bailee at which any Collateral may, from time to time, be kept and all similar agreements between Borrower and any Person relating thereto promptly after entering into the same and shall take such actions as are necessary, in Lender's reasonable discretion, to insure the continuous perfection of Lender's security interest in Collateral stored in such warehouses or kept with such bailees, as the case may be, including, without limitation, notifying such third party of Lender's liens and security interests and obtaining an acknowledgement from such third party that it is holding the Collateral for the benefit of Lender and causing such bailee to execute acknowledgements of said security interest.

        (i) Records. Borrower shall keep accurate and complete records relating to the Collateral and the operation of such Borrower's business which records shall be made available to Lender for Lender's inspection, copying, verification or otherwise.

        (j) Perform Obligations. Borrower shall duly and punctually pay and perform each of its obligations under this Agreement and the other Loan Documents in accordance with the terms thereof.

7.2. Negative Covenants. Borrower warrants and represents to and covenants with Lender that Borrower shall not, without Lender's prior written consent, which consent Lender may or may not give in its sole discretion, concurrently or hereafter to do any of the following:

        (a) Sale of Collateral. Except as expressly permitted pursuant to Section 7.1(g), Lender does not authorize, and Borrower hereby agrees not to, grant a security interest in, assign, sell, lease, license or transfer any of its assets or the Collateral to any Person or permit, grant, or suffer a lien, claim or encumbrance upon any of its assets or the Collateral, except for Permitted Liens.

        (b) Attachment. Borrower shall not permit or suffer any levy, attachment or restraint to be made affecting any of its assets or the Collateral which such levy, attachment or restraint has not been released within a reasonable period of time.

        (c) Receivers. Borrower shall not permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of Borrower's assets or any of the Collateral.

        (d) Adverse Transactions. Borrower shall not enter into any transaction which could result in a Material Adverse Event.

        (e) Incur Indebtedness. Borrower shall not incur Indebtedness, other than the Secured Obligations, liabilities created or arising under any capital lease and trade payables arising in the ordinary course of business.

        (f) Issue Power of Attorney. Borrower shall not, except pursuant to this Agreement and the other Loan Documents, issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of Borrower's business.

        (g) Merger. Borrower shall not merge or consolidate with or acquire the equity of any Person.

        (h) Acquisitions. Borrower will not acquire all or substantially all of the assets of any Person.

        (i) Encumbrances. Borrower shall not, other than as specifically permitted in or contemplated by this Agreement, encumber, pledge, mortgage, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of the Collateral.

        (j) Change Capital Structure. Borrower shall not make any change in Borrower's capital structure or in any of its business objectives, purposes and operations.

        (k) Change Corporate Structure. Borrower shall not amend its Organizational Documents, change its fiscal year, change its state of organization or form any subsidiaries without the prior written consent of Lender.

8. INSURANCE.

8.1. Maintenance of Insurance. Borrower will maintain with financially sound and reputable insurers insurance reasonably acceptable to Lender with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Lender. In addition, all such insurance shall be payable to Lender as loss payee under a standard loss payee/mortgagee clause. Without limiting the foregoing, Borrower will: (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property; (b) maintain all such workers' compensation or similar insurance as may be required by law; and (c) maintain, in amounts and with deductibles acceptable to Lender, in Lender's reasonable discretion, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of Borrower, business interruption insurance, and product liability insurance.

8.2. Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing, be disbursed to Borrower for direct application by Borrower solely to the repair or replacement of Borrower's property so damaged or destroyed, and (ii) in all other circumstances, be held by Lender as cash collateral for the Secured Obligations. The Lender may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Lender may reasonably prescribe, for direct application by Borrower solely to the repair or replacement of Borrower's property so damaged or destroyed, or Lender may apply all or any part of such proceeds to the Secured Obligations with the maximum principal amount of the Loan being reduced by the amount so applied to the Secured Obligations.

8.3. Continuation of Insurance. All policies of insurance shall provide for at least 30 days prior written cancellation notice to Lender. In the event of failure by Borrower to provide and maintain insurance as herein provided, Lender may, at its option, provide such insurance and charge the amount thereof to Borrower. Borrower shall furnish Lender with certificates of insurance (in form and substance acceptable to Lender) evidencing compliance with the foregoing insurance provision.

9. EVENTS OF DEFAULT; REMEDIES.

9.1. Events of Default. Borrower hereby agrees that the occurrence or existence of any one of the following events or conditions shall constitute an event of default hereunder (herein referred to singularly as "Event of Default" and collectively as "Events of Default"):

        (a) if any part of the Collateral, or any portion thereof, is attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter;

        (b) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation;

        (c) if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or filing thereof;

        (d) if an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral, or any other material portion of Borrower's assets and the same is not dismissed or stayed within sixty (60) days after the application therefor;

        (e) if Borrower fails to pay the Secured Obligations when due, or any part thereof on the due date thereof;

        (f) if Borrower shall default in the performance or observance of any other of the Secured Obligations (not constituting an Event of Default under any other clause of this Section 9.1), subject to thirty (30) days grace period to remedy the default upon receipt of notice from the Collateral Agent;

        (g) if any representation or warranty on the part of Borrower contained in this Agreement or the other Loan Documents, or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect in any material respect when made or deemed made;

        (h) except as expressly permitted herein or in any other Loan Document, if a notice of any Charge is filed of record with respect to all or any of Borrower's assets, or if any Charge becomes a lien or encumbrance upon the Collateral and the same is not released within thirty (30) days after the same becomes a lien or encumbrance;

        (i) if one or more judgments or decrees shall be entered against Borrower, involving, individually, or in the aggregate, a liability of $50,000 or more and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within sixty (60) days from the entry thereof;

        (j) if this Agreement or any of the other Loan Documents shall cease for any reason to be in full force and effect (other than by reason of the satisfaction of all of the Secured Obligations or voluntary release by Lender of this Agreement or any other Loan Document) or Borrower shall disavow its obligations thereunder, or shall contest the validity or enforceability of any thereof;

        (k) if Lender's lien or security interest in any part of the Collateral, the value of which exceeds $50,000 in the aggregate, shall for any reason cease to be a legal, valid, perfected or enforceable first priority lien on and security interest in such Collateral (other than by reason of the payment in full of all obligations secured thereby or voluntary release by Lender of such Collateral) or if Lender shall reasonably deem itself insecure;

        (l) if Borrower or any ERISA Affiliate (1) shall effect a complete or partial withdrawal (as defined in ERISA Sections 4203 or 4205) from a Multiemployer Plan, if such withdrawal could subject either Borrower or any ERISA Affiliate to liability; (2) shall fail to pay when due an amount that is payable by it to the PBGC or to an Employee Benefit Plan; (3) has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA Section 515 and such proceedings shall not have been dismissed within thirty (30) days thereafter; (4) has imposed against it any tax under Code Section 4980B(a); (5) has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA Section 502(c) or 502(l); (6) shall apply for a waiver of the minimum funding standards of the Code; or (7) shall permit any other event or condition to occur or exist with respect to an Employee Benefit Plan that could subject either Borrower or any ERISA Affiliate to liability;

        (m) a default by Borrower shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower is a party and the effect of such default is reasonably likely to have a Material Adverse Effect on the financial conditions or business operations of Borrower;

        (n) if Lender shall at any time receive a report from any appropriate governmental agency or authority indicating that Lender's liens and security interests are not prior to all other liens and security interests reflected in such report;

        (o) if Borrower is in default in the payment of any Indebtedness in an aggregate principal amount outstanding in excess of $50,000 under any agreement (other than the Loan Documents), or is in breach of any agreement evidencing such Indebtedness (other than any Loan Document);

        (p) except as expressly permitted hereunder, if Borrower dissolves, liquidates, or fails to maintain its corporate or limited partnership existence or amends its articles of incorporation, bylaws or partnership agreement, as applicable, in any material respect; or

        (q) any default by Guarantor under any Loan Document to which Guarantor is a party.

9.2. Remedies Cumulative. All of Lender's rights and remedies under this Agreement and the other Loan Documents are cumulative and non-exclusive.

9.3. Acceleration. If an Event of Default occurs and is continuing under Sections 9.1 (a), (b), (c) or (d), the unpaid principal balance and all other Secured Obligations shall be and become immediately due and payable, without notice or demand. During the continuance of any other Event of Default under this Agreement or any other Loan Document, at the election of Lender, without notice by Lender to or demand by Lender of Borrower, Secured Obligations shall be immediately due and payable.

9.4. Remedies. Upon the occurrence or existence of any Event of Default and during the continuation thereof, the Collateral Agent, in its sole and absolute discretion, may:

        (a) exercise any one or more of the rights and remedies of a Lender under the UCC and any other applicable law upon default by a debtor;

        (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and without charge or liability to Lender therefor seize and remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral;

        (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit; provided that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender;

        (d) exercise any or all rights or remedies under this Agreement or any of the other Loan Documents; and/or

        (e) require Borrower to assemble the Collateral, at such location as shall be reasonably acceptable to Lender.

9.5. Proceeds in Lender's Control. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent, in its sole and absolute discretion, may take control of, in any manner, and may endorse Borrower's name to any of the items of payment or proceeds and the Collateral Agent shall apply the same to and on account of the Secured Obligations as the Collateral Agent shall determine in its sole discretion.

9.6. Payment of Claims. The Collateral Agent, in its sole and absolute discretion, without waiving or releasing any of the Secured Obligations or any Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by Lender in respect thereof and all reasonable costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Lender or for which Lender becomes obligated on account thereof shall be part of the Secured Obligations payable by Borrower to Lender on demand and any amount not paid on demand shall bear interest at the Interest Rate.

9.7. Sale of Collateral by Lender. Upon the occurrence of an Event of Default and during the continuation thereof, regardless of the adequacy of any Collateral, any deposits or other sums at any time credited by or payable or due from Lender or any bailee of Lender to Borrower, or any monies, cash, cash equivalents, certificates of deposit, securities, instruments, documents or other assets of Borrower in the possession or control of Lender or its bailee for any purpose may at any time be reduced to cash and applied by the Collateral Agent to, or setoff by the Collateral Agent against, the Secured Obligations which are then currently due hereunder.

9.8. Notices to Account Debtors. Prior to the occurrence of an Event of Default, Lender authorizes Borrower to collect its accounts. Upon the occurrence and during the continuance of any Event of Default, at the request of the Collateral Agent, Borrower shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such accounts, including, without limitation, all original orders, invoices and shipping receipts. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have the right, in its sole and absolute discretion, without notice thereof to Borrower: (a) to notify any or all Account Debtors that the accounts have been assigned to Lender and that Lender has a security interest therein; (b) to direct such Account Debtors to make all payments due from them to Borrower upon the accounts directly to Lender; (c) to enforce payment of and collect, by legal proceedings or otherwise, the accounts in the name of Lender and Borrower; and (d) to the control, in any manner, of any item of payment or proceeds. If proceeds of collection of accounts, chattel paper, General Intangibles, instruments and other Collateral are received by Borrower after an Event of Default has occurred and is continuing Borrower shall hold any proceeds of collection of accounts, chattel paper, General Intangibles, instruments and other Collateral received by Borrower as trustee for Lender without commingling the same with other funds of Borrower and shall turn the same over to Lender in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts, chattel paper, General Intangibles, instruments and other Collateral received by the Collateral Agent to the Secured Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

9.9. Lender's Obligations and Duties. Anything herein to the contrary notwithstanding, Borrower shall remain obligated and liable under each Contract, Intellectual Property License or agreement comprised in the Collateral to be observed or performed by Borrower thereunder. Lender shall not have any obligation or liability under any such Contract, Intellectual Property License or agreement by reason of or arising out of this Agreement or the receipt by Lender of any payment relating to any of the Collateral, nor shall Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any such Contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such Contract, Intellectual Property License or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Lender or to which Lender may be entitled at any time or times. Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as Lender deals with similar property for its own account.

9.10. Rights of Lender. If an Event of Default shall have occurred and be continuing, the Collateral Agent, without any other notice to or demand upon Borrower have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a Lender under the UCC and any additional rights and remedies which may be provided to a Lender in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Collateral Agent may in its discretion require Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Borrower's principal office(s) or at such other locations as the Collateral Agent may designate, which is reasonably convenient to each party. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to Borrower at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Borrower hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Lender's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

9.11. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent: (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral; or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill Lender's duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Collateral Agent 's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender or the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

10. SECURITIES AND DEPOSITS.

10.1. Securities. As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the "Act"), the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section, and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section, if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Lender shall not be required to effect such registration or cause the same to be effected but may, in its discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state and Federal securities laws.

10.2. Deposits. Whether or not any Secured Obligations are due, the Collateral Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from Lender to Borrower may at any time be applied to or set off against any of the Secured Obligations then due and owing.

11. POWER OF ATTORNEY.

11.1. Appointment and Powers of Lender. Borrower hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Lender's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do the following:

        (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary or useful to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as Borrower might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to Borrower, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral;

        (b) to file such financing statements with respect to the security interests granted in this Agreement or any other Loan Document, with or without Borrower's signature, or a photocopy of this Agreement in substitution for a financing statement, as Lender may deem appropriate and to execute in Borrower's name such financing statements and amendments thereto and continuation statements which may require Borrower's signature;

        (c) to demand payment of the accounts;

        (d) to enforce payment of the accounts by legal proceedings or otherwise;

        (e) to exercise all of Borrower's rights and remedies with respect to the collection of the accounts;

        (f) to settle, adjust, compromise, extend or renew the accounts;

        (g) to settle, adjust or compromise any legal proceedings brought to collect the accounts;

        (h) to sell or assign the accounts upon such terms, for such amounts and at such time or times as Lender deems advisable;

        (i) to discharge and release the accounts;

        (j) to take control, in any manner, of any item of payment or proceeds;

        (k) to prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the accounts;

        (l) to prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor;

        (m) to do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; and

        (n) to prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the accounts.

11.2. Ratification by Debtor. To the extent permitted by law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

11.3. No Duty on Lender. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for Lender's own gross negligence or willful misconduct.

12. NO WAIVER BY LENDER; CREDIT AGREEMENTS ACT. Lender shall not be deemed to have waived any of its rights or remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of Lender with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Lender deems expedient. Neither this Agreement nor any other Loan Document may be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or any other Loan Document or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or of any portion thereof, including, without limitation, Lender's rights, titles, interests, remedies, powers and/or duties. Borrower expressly agrees that for purposes of this Agreement and each and every other Loan Document: (i) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et seq. (the "Credit Act"); (ii) the Credit Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and (iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Credit Act.

13. SURETYSHIP WAIVERS BY DEBTOR. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable. Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth herein. Borrower further waives any and all other suretyship defenses.

14. MARSHALLING. Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order or at all, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lender's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

15. PROCEEDS OF DISPOSITIONS; COSTS.

15.1. Definition of Costs. As used in this Agreement and each and every other Loan Document, "Costs" shall mean any and all costs and expenses incurred by Lender at any time, in connection with:

(i) the preparation, negotiation, execution and administration of this Agreement, the Notes or any other Loan Document;

(ii) the preparation, negotiation and execution of any modification of this Agreement, the Notes or any other Loan Document;

(iii) the custody, preservation, use, operation of, the sale of, collection from or other realization upon the Collateral, including any protective advance;

(iv) the exercise or enforcement of any of the rights of Lenders under this Agreement, the Notes or under any other Loan Document;

(v) any failure or alleged failure by Borrower to perform or observe any of the provisions of this Agreement, the Notes or any other Loan Document;

(vi) any failure or alleged failure by Borrower to perform or observe any of the provisions of this Agreement, the Notes or any other Loan Document;

(vii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person naming Lender as a party) in any way relating to this Agreement, the Notes, the Secured Obligations, the Collateral, Borrower's affairs or the transactions contemplated herein;

(viii) any consultation required by Lenders, between Lender and its accountants, attorneys, agents, or consultants relating to this Agreement or any other Loan Document and the performance by Borrower under this Agreement, the Notes or any other Loan Document;

(ix) any evaluation or appraisal of the Collateral reasonably obtained by Lender, whether or not an Unmatured Default or Event of Default shall have occurred or have been declared;

(x) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender;

(xi) performing any of the obligations relating to or payment of any of Borrower's obligations to Lender or any other Person, including, with limitation, the performance of any Secured Obligation;

(xii) amounts necessary or appropriate to protect the lien or priority of this Agreement or the other Loan Documents or to pay, settle, compromise or contest any lien or claim of lien against the Collateral or any part thereof;

(xiii) any amount which Lender deems necessary or desirable to enhance the likelihood or maximize the amount of the payment of the Secured Obligations; and

(xiv) any and all fees, costs, expenses and indemnified amounts identified as "Costs" in this Agreement or any other Loan Document.

As used in this Agreement and every other Loan Document, Costs shall include, but not be limited to, reasonable fees and expenses of: (1) any attorneys of Lender, and paralegals and their respective expenses; (2) accountants, appraisers, inspectors, consultants, insurance consultants, insurance review fees, environmental assessment fees, engineering fees, architect's fees, standard flood hazard determinations, or other professionals; (3) recording fees, filing charges, escrow charges, title charges, title insurance premiums, casualty and liability insurance premiums, costs or surveys and bonds; (4) court costs; (5) processing fees and broker's fees, and (6) all other fees and expenses of Lender referred to or necessitated by the terms of this Agreement, the performance hereof or the management of the Property.

15.2. Payment of Costs. Unless specifically provided herein or in any other Loan Document, any Cost, or other advance, disbursement or payment made by Lender pursuant to this Agreement or any other Loan Document, together with interest thereon at the Interest Rate (as defined in the Notes) shall be part of the Secured Obligations secured by the Collateral, payable by Borrower within five (5) days after demand therefor and if not paid within said five (5) day period shall bear interest at the Default Rate (as defined in the Notes), until paid.

15.3. Proceeds of Sale. To the extent permitted by the UCC, Lender shall have the right to deduct Costs, plus interest thereon in accordance with Section 15.2 from any proceeds of collection or sale or other disposition of the Collateral, and the residue thereof shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order or preference as Lender may determine, or in such order or preference as is provided in the Notes, proper allowance and provision being made for any Secured Obligations not then due. Upon the final payment and satisfaction in full of all of the Secured Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess shall be returned to Borrower. In the absence of final payment and satisfaction in full of all of the Secured Obligations, Borrower shall remain liable for any deficiency.

16. GENERAL PROVISIONS.

16.1. Strict Compliance. Lender's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any other Loan Document shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any other Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any other Loan Document and no Event of Default by Borrower under this Agreement or any other Loan Document shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

16.2. Severability. If any provision (in whole or in part) of this Agreement or any other Loan Document or the application thereof to any Person or circumstance is held invalid or unenforceable, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement or such Loan Document, as the case may require, and this Agreement or such Loan Document shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties hereto further agree to seek a lawful substitute for any provision found to be unlawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Agreement and each other Loan Document and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and each other Loan Document shall be severable in any such instance.

16.3. Successors and Assigns. This Agreement and each other Loan Document shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender and shall bind all Persons who become bound as a debtor to this Agreement, provided that this Agreement and no interest or right hereunder may be assigned by Borrower without prior written consent which may be withheld in Lender's sole and exclusive discretion.

16.4. Termination. Except as otherwise set forth herein, this Agreement and all of the covenants, agreements and obligations of Borrower set forth herein and the liens and security interests granted Lender pursuant hereto and the other Loan Documents shall automatically terminate when all accrued but unpaid Secured Obligations hereunder have been paid in full and the Notes shall have been terminated. In addition, Lender shall promptly take, at the sole cost and expense of Borrower, such other actions, and shall execute and/or file such documents, as Borrower may reasonably request from time to time to evidence the termination of the liens granted hereunder and the payment in full of the Secured Obligations, including, without limitation, the return to Borrower of any other Collateral in Lender's possession and the filing of Uniform Commercial Code termination statements, releases of the liens granted by the other Loan Documents and the execution and delivery of notices to any Account Debtor or any lessor who has received a notice of the liens granted hereunder.

16.5. Liability Prior to Termination. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any other Loan Document shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation with respect to Collateral and/or any of the undertakings, agreements, covenants, warranties and representations of Borrower or Lender contained in this Agreement or the other Loan Documents.

16.6. Authorized Officer. The signature upon this Agreement or upon any of the other Loan Documents of any officer, partner, manager, employee or agent of Borrower or of any other Person designated in writing to Lender by any of the foregoing, shall bind Borrower and be deemed to be the duly authorized act of Borrower. If Borrower notifies Lender in writing, that such officer, partner, manager, employee or agent is no longer authorized to sign on behalf of Borrower, then from and after the date said written notice is delivered to Lender, such officer, partner, manager, employee or agent's signature shall no longer be deemed to be the duly authorized act of Borrower.

16.7. Indemnification. Borrower shall indemnify, defend, and hold Lender harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, that result from or arise out of (a) the breach of any representation or warranty of Borrower set forth in this Agreement or in any certificate, schedule, or other instrument by Borrower pursuant hereto, (b) the breach of any of the covenants of Borrower, or of the covenants of Borrower in respect of Borrower, contained in or arising out of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, and (c) any third party claims relating to the conduct of the Borrower's business.

16.8. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16.9. Release of Claims. Except as incurred as a result of Lender's gross negligence or willful misconduct Borrower releases Lender from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral; (b) Lender's notification to any Account Debtor of Lender's security interests in the Accounts; (c) Lender's directing any Account Debtor to pay any sums owing to Borrower directly to Lender; and (d) any other act or omission to act on the part of Lender, its officers, agents or employees, except for gross negligence or willful misconduct.

16.10. Prior Agreements. Except as otherwise provided herein, this Agreement and the other Loan Documents supersede in their entirety any other agreement or understanding between Lender and Borrower, whether made orally or in writing, with respect to the transactions contemplated hereby and all commitments of Lender in connection therewith.

16.11. Knowledge. As used herein, the phrase "to the best of Borrower's knowledge" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known after due inquiry, of the respective officers, directors and managers of Borrower.

16.12. Notice. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, FedEx or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

If to Borrower:                                                                                      AHPC Holdings, Inc.
80 Internationale Blvd., Unit A
Glendale Heights, IL 60139
Attn: Alan Zeffer

with a copy to:                                                                                      Reinhart Boerner Van Deuren
1000 N. Water St., Ste. 2100
Milwaukee, WI 53202
Attn: Jim Bedore

If to the Collateral Agent:                                                                   William Thimes
230 W. Monroe St., #300
Chicago, IL 60606

with a copy to:                                                                                      LaSalle St. Securities, LLC
230 W. Monroe St #300
Chicago, IL 60606
Attn: Mike Grady

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

16.13. Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF, OR TO LENDER'S REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

16.14. Governing Law. This Agreement has been delivered for acceptance by Lender in Chicago, Illinois and, except as provided herein and as required by mandatory provision of law, this Agreement and the other Loan Documents shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the state of Illinois; provided that the creation, validity, perfection and enforcement of security interests granted pursuant to this Agreement and the other Loan Documents shall be governed by the choice of law rules set forth in the UCC, as enacted in Illinois and, provided further, Lender shall retain all rights arising under the Federal law.

16.15. Jurisdiction.

        (a) Jurisdiction; Venue. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY: (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE OR THE OTHER LOAN DOCUMENTS; (II) IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN CHICAGO, ILLINOIS.

        (b) Service of Process. Nothing in this section shall affect or impair Lender's right to serve legal process in any manner permitted by law or Lender's right to bring any action or proceeding against Borrower or Borrower's property in the courts of any other jurisdiction.

        (c) Lender's Right To Proceed. Borrower agrees that Lender shall have the right, at the Collateral Agent's option, to proceed against Borrower or its property in a court in any location, including any action to enable Lender to realize on such property, or to enforce a judgment or other court order entered in favor of Lender.

        (d) Permissive Counterclaims. Borrower agrees that it shall not assert any permissive counterclaims in any proceeding brought in accordance with this provision by Lender to realize on such property, or to enforce a judgment or other court order in favor of Lender, all such permissive counterclaims to be brought in a separate action by Borrower against Lender.

        (e) Waiver of Objections. Borrower waives any objection that it may have to the location of the court in which Lender has commenced a proceeding described in this Section.

16.16. Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents, that it has read and fully understood the terms hereof, that Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement and that Borrower intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

16.17. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

IN WITNESS WHEREOF, this Agreement has been duly executed and dated for reference purposes only as of September 21, 2005.

BORROWER:

AHPC HOLDINGS, INC./AMERICAN HEALTH
PRODUCTS CORPORATION

_____________________________________
By: Alan Zeffer
Its: Chief Executive Officer

COLLATERAL AGENT:

_________________________________

By: William Thimes

Schedule 6.1(f)

SafePrep
DermaSafe
Glovetex
EPIC

Schedule 7.1(g)

WAREHOUSE LOCATIONS

AMERICAN HEALTH PRODUCTS CORP. 80 INTERNATIONALE BLVD, UNIT A GLENDALE HEIGHTS, IL 60139	HANOVER TERMINAL C/O AMERICAN HEALTH PRODUCTS CENTER ST @ CSX RAILROAD HANOVER, PA. 17331
OZBURN HESSEY C/O AMERICAN HEALTH PRODUCTS 122 KOHLMAN RD FOND DU LAC, WI. 54936	PAC - AM WHAREHOUSE C/O AMERICAN HEALTH PRODUCTS 9401 SAN LEANDRO ST OAKLAND, CA. 94603

SCHEDULE A

JOINDER TO THE SECURITY AGREEMENT

The undersigned ("Lender") hereby joins and affirms the terms of this Security Agreement and the appointment of William Thimes, an individual affiliated with the Placement Agent in the Offering (as such terms are defined in the Borrower's Confidential Subscription Document dated September 7, 2005) as Lender's collateral agent ("Collateral Agent") for the purpose of filing all financing statements, mortgages, collateral assignments, claims and otherwise enforcing all rights and remedies of the Lenders under any of the Loan Documents as a collective group. The Collateral Agent has the power and authority to sign, on behalf of Lender, a subordination agreement (the "Subordination Agreement") between Lender, the Borrower and Greenfield Commercial Credit LLC ("Greenfield"). Greenfield, as of the date of this Agreement, has a first priority lien on certain assets of Borrower and the Subordination Agreement details the rights, responsibilities and remedies of the Lender, Borrower and Greenfield. The Collateral Agent shall be entitled to resign his position and appoint a successor acceptable to Borrower and Lender upon delivery of written notice to Borrower and Lender in accordance with Section 16.12 of this Agreement.

LENDER(S)

_______________________________________

By:__________________________________________

_______________________________________

By:__________________________________________